                                                                    Exhibit 99.1

                                                  Includes 1st Amendment 4/25/94
                                                  Includes IRS requested changes
                                              (which restated the Plan) 10/18/94
                                       Includes proposed 1st Amendment 11/27/95;
                                                           2nd Amendment 4/23/97





                          NATIONAL-OILWELL RETIREMENT
                                AND THRIFT PLAN

                               TABLE OF CONTENTS


                                                                                                           Section
ARTICLE I - DEFINITIONS
         Account . . . .    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1
         Active Service     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
         Actual Contribution Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
         Actual Deferral Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.4
         Actual Deferral Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.5
         Affiliated Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.6
         Aggregate Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.7
         Aggregation Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.8
         Annual Additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.9
         Annual Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.10
         Beneficiary . .    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.11
         Code  . . . . .    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.12
         Committee . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.13
         Considered Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.14
         Contribution       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.15
         Contribution Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.16
         Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.17
         Direct Rollover    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.18
         Disability. . .    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.19
         Distributee . .    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.20
         Eligible Retirement Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.21
         Eligible Rollover Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.22
         Employee  . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.23
         Employer . . .     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.24
         ERISA . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.25
         Excess 401(k) Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.26
         Excess Aggregate 401(m) Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.27
         Family Member      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.28
         Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.29
         Hour of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.30
         Hour of Service    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.31
         Key Employee       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.32
         Management Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.33
         Member   . . . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.34
         Non-Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.35
         Non-Key Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.36
         Period of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.37
         Period of Severance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.38
         Plan. . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.39

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
         Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.40
         Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.41
         Retired Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.42
         Retirement Age . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.43
         Rollover Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.44
         Section 401(k) Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.45
         Section 401(m) Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.46
         Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.47
         Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.48
         Top-Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.49
         Transferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.50
         Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.51
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.52
         Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.53
         Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.54

ARTICLE II - ACTIVE SERVICE

         Calculation of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
         Computation Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2
         Severance of Service - Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
         When Active Service Begins . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.4
         Severance of Service - Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
         Aggregation of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.6
         Periods of Service of Less Than One Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.7
         Treatment of Periods Away Due to Child Birth
              or Adoption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.8
         Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.9
         Employment Records Conclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.10
         Coverage of Certain Previously Excluded Employees  . . . . . . . . . . . . . . . . . . . . . . . . .  2.11
         Military Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.12
         Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.13
         Special Rules Pertaining to the Ansaldo Ross Hill Inc.
              Asset Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.14

ARTICLE III - ELIGIBILITY RULES

         Eligibility Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
         Eligibility Upon Reemployment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.2
         Frozen Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.3

ARTICLE IV - CONTRIBUTIONS
         Employee After Tax Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1
         Rollover Contributions and Plan to Plan Transfers  . . . . . . . . . . . . . . . . . . . . . . . . .  4.2

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
         Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.3
         Limit on Salary Deferral Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.4
         Actual Deferral Percentage for Highly
              Compensated Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.5
         Contribution Percentage for Eligible Highly
              Compensated Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.6
         Special Actual Deferral Percentage Rules
              for Family Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.7
         Special Contribution Percentage Rules for Family Members . . . . . . . . . . . . . . . . . . . . . .  4.8
         Distribution of Income Allocable to Excess 401(k)
              Contributions and Excess Aggregate 401(m) Contributions . . . . . . . . . . . . . . . . . . . .  4.9
         Additional Required Test if Alternative
              Compliance is Used  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.10
         Employee After Tax Contributions and Salary
              Deferral Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.11
         Return of Contributions for Mistake, Disqualification
              or Disallowance of Deduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.12

ARTICLE V - PARTICIPATION

         Allocation of Employee Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.1
         Allocation of Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2
         Allocation of Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.3
         Limitation on Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.4
         Valuation of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.5
         Interim Valuation of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6
         Maintenance of Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.7
         Rights of Members in Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.8

ARTICLE VI - BENEFITS

         Valuation of Accounts for Withdrawals and Distributions  . . . . . . . . . . . . . . . . . . . . . .  6.1
         Death Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.2
         Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3
         Disability Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.4
         Severance Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5
         Distributions to Divorced Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.6
         Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.7
         Forfeiture by Lost Members or Beneficiaries; Escheat . . . . . . . . . . . . . . . . . . . . . . . .  6.8
         Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9
         Timing and Form of All Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10
         Mandatory Rules Applicable to All Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
         No Duplication of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.12
         Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13

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
         Distributions to Disabled  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.14
         Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.15
         Distributions Upon Disposition of Assets or a Subsidiary . . . . . . . . . . . . . . . . . . . . . .  6.16

ARTICLE VII - TOP-HEAVY REQUIREMENTS

         Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1
         Top Heavy Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2
         Vesting Restrictions if Plan Becomes Top Heavy . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3
         Minimum Contribution if Plan Becomes Top-Heavy . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.4
         Coverage Under Multiple Top-Heavy Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.5
         Restrictions if Plan Becomes Super-Top Heavy . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6

ARTICLE VIII - ADMINISTRATION OF THE PLAN

         Appointment, Term of Service & Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.1
         Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.2
         Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.3
         Quorum and Majority Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4
         Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.5
         Disqualification of Committee Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.6
         Disclosure to Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.7
         Standard of Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.8
         Liability of Committee and Liability Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.9
         Exemption from Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.10
         Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.11
         Persons Serving in Dual Fiduciary Roles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.12
         Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.13
         Standard of Judicial Review of Committee Actions . . . . . . . . . . . . . . . . . . . . . . . . . .  8.14

ARTICLE IX - TRUST FUND AND CONTRIBUTIONS

         Funding of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.1
         Incorporation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.2
         Authority of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3
         Allocation of Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.4

ARTICLE X - ADOPTION OF PLAN BY OTHER EMPLOYERS

         Adoption Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.1
         No Joint Venture Implied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.2
         All Trust Assets Available to Pay All Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3
         Qualification a Condition Precedent to Adoption and
              Continued Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.4

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
ARTICLE XI - AMENDMENT AND TERMINATION

         Right to Amend and Limitations Thereon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.1
         Amendment Applicable Only to Members Still Employed Unless
              Amendment Specifically Provides Otherwise . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.2
         Mandatory Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.3
         Withdrawal of Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.4
         Termination of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.5
         Partial or Complete Termination or Complete
              Discontinuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.6
         Continuance Permitted Upon Sale or Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . .  11.7
         Distribution Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.8
         Modes of Distribution Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.9
         Distributions to Highly Compensated Employees and
              Former Employees Must Not Discriminate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.10

ARTICLE XII - MISCELLANEOUS

         Plan Not An Employment Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.1
         Benefits Provided Solely From Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.2
         Anti-Alienation Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.3
         Requirements Upon Merger or Consolidation of Plans . . . . . . . . . . . . . . . . . . . . . . . . .  12.4
         Gender of Words Used . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.5
         Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.6
         Governing Law; Parties to Legal Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.7

                                   ARTICLE I

                                  DEFINITIONS


                 The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.

                1.1 "Account" means all ledger accounts pertaining to a Member which are maintained by the Committee to reflect the Member's interest in the Trust Fund. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers to be necessary in order to reflect the entire interest of the Member in the Trust Fund. Each of the Accounts listed below and any additional Accounts established by the Committee shall reflect the Contributions or amounts transferred to the Trust Fund, if any, and the appreciation or depreciation of the assets in the Trust Fund and the income earned or loss incurred on the assets in the Trust Fund attributable to the Contributions and/or other amounts transferred to the Account.

                 (a) Employee After Tax Contribution Account -- The Member's after-tax contributions, if any.

                 (b) Salary Deferral Contribution Account -- The Member's before-tax contributions.

                 (c) Employer Matching Contribution Account -- The Employer's matching contributions allocated to the Member.

                 (d) Employer Retirement Contribution Account -- The Employer's Retirement contributions, if any.

                 (e) Employer Medical Savings Contribution Account -- The Employer's Medical Savings Contributions allocated to the Member, if any.

                 (f) Rollover Account -- Funds transferred from an IRA or another qualified plan for the benefit of a Member.

                1.2 "Active Service" means the periods of service which are counted for eligibility purposes as calculated under Article II.

                1.3 "Actual Contribution Ratio" means for an Employee the ratio of Section 401(m) Contributions actually paid into the Trust on behalf of the Employee for a Plan year to the Employee's Annual Compensation for the same Plan Year.

                1.4 "Actual Deferral Percentage" means for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(k) contributions actually paid into the Trust on behalf of the Employee for that Plan Year to the Employee's Annual Compensation for the same Plan Year. Solely for this purpose all Section 401(k) Contributions and Annual Compensation of all eligible Family Members will be attributed to each Highly Compensated Employee.

                1.5 "Actual Deferral Ratio" means for an Employee the ratio of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for a Plan Year to the Employee's Annual Compensation for the same Plan Year.

                1.6 "Affiliated Employer" means an employer which is a member of the same controlled group of corporations within the meaning of
Section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) or which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Employer.

                1.7 "Aggregate Accounts" means the total of all Account balances derived from Employer Contributions and Employee Contributions.

                1.8 "Aggregation Group" means (a) each plan of the Employer or any Affiliated Employer in which a Key Employee is a Member and (b) each other plan of the Employer or any Affiliated Employer which enables any plan in (a) to meet the requirements of either Section 401(a)(4) or 410 of the Code. Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of Section 401(a)(4) and 410 of the Code with that plan being taken into account.

                1.9       "Annual Additions" means (a) Employer Contributions
(b) Employee Contributions, and (c) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code having to do with individual medical accounts (but these amounts shall be subject to only the dollar limitation and not to the 25% Annual Compensation limitation). Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution or recharacterization. Excess Deferrals that are timely distributed as set forth in Section 4.4 shall not be treated as Annual Additions.

                1.10 "Annual Compensation" means for purposes of Section 415 of the Code, wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by his Employer or an Affiliated Employer (in the course of the Employer's or Affiliated Employer's trade or business) for which the Employer or Affiliated Employer is required to furnish the Employee with a written statement under Sections 6041(d), 6051(a)(3) and 6052. Annual Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

                 Annual Compensation means, when used for Section 401(a)(4) purposes, when used in determining an Employee's Actual Contribution Ratio, Actual Deferral Ratio or the allocation of any qualified nonelective contribution and when used to determine if a person is a Highly Compensated Employee or a Key Employee, the same as it does for purposes of applying
Section 415 of the Code as modified by including elective contributions under a cafeteria plan governed by Section 125 of the Code and contributions to any plan qualified under Section 401(k), 408(k) or 403(b) of the Code. However, for purposes of Section 401(a)(4) and for purposes of determining an Employee's Actual Contribution Ratio or Actual Deferral Ratio, Annual Compensation shall include only compensation earned during the portion of the Plan Year that the Employee was eligible to participate in the Plan.

                 Annual Compensation means, when used for any other purpose, compensation received by the Employee from the Employer, other than compensation in the form of qualified or previously qualified deferred compensation that is currently includable in gross income for federal income tax purposes.

                 All Annual Compensation, without regard to its definition, in excess of $200,000.00 (as adjusted by the Secretary of the Treasury) shall be disregarded. In determining the Annual Compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) shall apply, except that the term Family Member shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If as a result of the application of this rule, the adjusted $200,000.00 limitation is exceeded, the limitation shall be prorated among the affected Members in proportion to each Member's Annual Compensation as determined under this Section prior to the application of this limitation.

                 In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator or which is the number of months in the determination period, and the denominator of which is 12.

                 For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                1.11 "Beneficiary" or Beneficiaries means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member's or retired Member's estate, designated by the Member or retired Member to receive the benefits payable under this Plan upon his death.

                1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                1.13 "Committee" means the committee appointed by the Sponsor to administer the Plan.

                1.14       "Considered Compensation" means as to each Member:
(a) his regular base earnings reported on Form W-2 during the Plan Year, but excluding all additional or contingent compensation such as bonuses, overtime, commissions, shift differentials, Employer Retirement, Medical Savings and Matching Contributions made to this Plan, Employer contributions to any welfare or deferred compensation plan, benefits arising under this Plan and any deferred benefits otherwise provided to a Member and any stock options or other distributions which receive special tax treatment and (b) the amounts deferred under an eligible cash or deferred arrangement under Section 401(k) of the Code or under a cafeteria plan described in Section 125 of the Code. Considered Compensation in excess of $200,000.00 (as adjusted by the Secretary of the Treasury) shall be disregarded. For purposes of the $200,000.00 limitation, the rules of Section 414(q)(6) of the Code will apply except that in applying the rules, the term Family Member will include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the calendar year. If as a result of the application of these rules the $200,000.00 limitation is exceeded, the limitation shall be prorated among the affected Members in proportion of each Member's Considered Compensation as determined under this Section prior to the application of this limitation.

                 In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator or which is the number of months in the determination period, and the denominator of which is 12.

                 For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                1.15 "Contribution" means the total amount of contributions made under the terms of this Plan. Each specific type of Contribution shall be designated by the type of contribution made as follows:

                 (a) Employee After Tax Contribution - After Tax Contributions paid by the Employee.

                 (b) Salary Deferral Contribution - Contributions made by the Employer under the Employee's salary deferral agreement.

                 (c) Employer Matching Contribution - Matching Contributions made by the Employer, if any.

                 (d) Employer Retirement Contribution - Contributions made by the Employer, from its profits, or in the absence of profits from such funds as the Management Committee may from time to time direct or approve.

                 (e) Employer Medical Savings Contribution - Contributions made by the Employer in accordance with Section 4.3(e), if any.

                 (f) Rollover Contribution - Contributions made by a Member which are transfers from a prior qualified plan or IRA account.

                1.16 "Contribution Percentage" means for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in that group) of the sum of Section 401(m) contributions actually paid into the Trust on behalf of each Employee for that Plan Year, to the Employee's Annual Compensation for that Plan Year. Solely for this purpose all Section 401(m) Contributions and Annual Compensation of all eligible Family Members will be attributed to each Highly Compensated Employee.

                1.17 "Determination Date" means for a given Plan Year the last day of the preceding Plan Year or in the case of the first Plan Year the last day of that Plan Year.

                1.18 "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                1.19 "Disability" means a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Member from earning a reasonable livelihood with the Employer or any Affiliated Employer and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Member was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and
(c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Member receives a military pension.

                1.20 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                1.21 "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                1.22       "Eligible Rollover Distribution" as defined in
Section 402 of the Code means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; and
(c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                1.23 "Employee" means all common law employees of the Employer exclusive of employees working outside of the United States unless the Committee elects to continue to cover them in this Plan and exclusive of all leased employees (as defined in

Section 414(n) of the Code) unless the Plan's qualified status is dependent upon coverage of the leased employees. Independent contractors are not common law employees and are therefore not within the defined term "Employee" as used in this Plan. However, if either one or more individuals who are classified as leased employees or independent contractors are later determined to be in fact common law employees of an Employer it is intended that they are nevertheless to be excluded as a classification unless the Plan's qualified status is dependent upon the coverage of that classification of persons.

                1.24 "Employer" or "Employers" means the Sponsor and any other business organization which has adopted this Plan.

                1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                1.26 "Excess 401(k) Contributions" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section 4.5 of the Plan. To calculate the amount of Excess 401(k) Contributions the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. However, if a lesser reduction would enable the Plan to pass the test, only that lesser reduction may be made. This leveling process is repeated until the Actual Deferral Percentage test is satisfied.

                1.27 "Excess Aggregate 401(m) Contributions" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(m) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of
Section 4.7 of the Plan. To calculate the amount of Excess Aggregate 401(m) Contributions the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. However, if a lesser reduction would enable the Plan to pass the test, only that lesser reduction may be made. This leveling process is repeated until the Contribution Percentage test is satisfied.

                1.28 "Family Member" means the spouse and lineal ascendants or descendants and the spouses of those lineal ascendants or descendants of a 5% owner or of a Highly Compensated Employee who is one of the 10 employees receiving the greatest Annual Compensation from the Employers during the Plan Year.

                1.29 "Highly Compensated Employee" means an Employee or an employee of an Affiliated Employer who during the Plan Year or the preceding Plan Year (a) was at any time a 5% owner, (b) received Annual Compensation from the Employers in excess of $75,000.00 (as adjusted from time to time by the Secretary of the Treasury), (c) received Annual Compensation from the Employers in excess of $50,000.00 (as adjusted from time to time by the Secretary of the Treasury) and was within the 20% of employees of the Employer and Affiliated Employers who were the highest paid for the Plan Year, or (d) was at any time an officer and received Annual Compensation in excess of 50% of the annual addition limitation of Section 415(b)(1)(A) of the Code. For this purpose no more than 50 employees or, if lesser, the greater of three employees or 10% of the employees shall be treated as officers, excluding those Employees who may be excluded in determining the top paid group. If no officer has Annual Compensation in excess of 50% of the annual limitation of Section 415(b)(1)(A) of the Code, the highest paid officer for the year shall be treated as a Highly Compensated Employee. If a Member did not fall within (b), (c) or (d) without regard to this sentence for the Plan Year preceding the Plan Year of the determination, he will not be treated as falling within (b), (c) or (d) for the Plan Year of the determination unless he is a member of the group consisting of the 100 employees paid the greatest Annual Compensation during that Plan Year. For this purpose the determination of the top paid 100 employees will be made using Section 414(q) of the Code and its Regulations. A former Member will be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he severed Service or he was a Highly Compensated Employee at any time after attaining age 55.

                1.30 "Hour of Employment" means each hour (a) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for the performance of duties; (b) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence; or (c) that an Employee is paid or entitled to payment of back pay, irrespective of mitigation of damages, which is awarded or agreed to by the Employer or Affiliated Employer. The same Hours of Employment shall not be credited both under (a) or (b) and (c). For purposes of (a), (b) and (c) no more than 501 Hours of Employment shall be credited to an Employee due to any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period). Hours of Employment shall not be credited if they are paid for under a plan maintained solely to comply with workmen's compensation, unemployment compensation or disability insurance laws. Hours of Employment shall not be credited if they are paid for solely to reimburse an Employee for medical or medically related expenses incurred by him. The number of Hours of Employment credited as Active Service shall be the number of regularly scheduled hours included in the units of time when units are used to compute pay. The number of Hours of Employment credited as Active Service shall be the Employee's pay divided by the Employee's most recent hourly rate of pay when units of time are not used to compute pay. If an Employee's pay is a fixed rate for specified periods other than hours, such as days, weeks or months, the Employee's hourly rate shall be the most recent rate for the period of time divided by the number of hours regularly scheduled for work during the period. If an Employee's pay is not a fixed rate for specified periods of time, the Employee's hourly rate shall be the lowest hourly rate paid to Employees in the same job classification as that of the Employee or, if there are no Employees in the same job classification, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. However, in no event can an Employee receive credit for a greater number of Hours of Employment than the number of hours regularly scheduled for work during the period. An Employee without a regular work schedule shall be presumed to regularly work a 40 hour week, an eight hour day, or any other representative period as reflects the average hours worked in the job classification. But, the method used to calculate the average number of hours worked must be consistently applied.

                1.31 "Hour of Service" means an hour for which an Employee is paid or is entitled to payment for performance of duties with the Employer.

                1.32 "Key Employee" means an Employee or former or deceased Employee or Beneficiary of an Employee who at any time during the Plan Year or any of the four preceding Plan Years is (a) an officer of an Employer or any Affiliated Employer having an Annual Compensation greater than 50% of the annual addition limitation of Section 415(b)(1)(A) of the Code for the Plan Year, (b) one of the 10 employees having an Annual Compensation from an Employer or any Affiliated Employer of greater than 100% of the annual addition limitation of Section 415(c)(1)(A) of the Code for the Plan Year and owning or considered as owning (within the meaning of Section 318 of the Code) the largest interest in an Employer or any Affiliated Employer, treated separately,
(c) a 5% owner of an Employer or any Affiliated Employer, treated separately, or (d) a 1% owner of an Employer or any Affiliated Employer, treated separately, having Annual Compensation from an Employer or any Affiliated Employer of more than $150,000.00. For this purpose no more than 50 employees or, if lesser, the greater of three employees or 10% of the employees shall be treated as officers. Section 416(i) of the Code shall be used to determine percentage of ownership. For the purpose of the test set out in (b) above, if two or more employees have the same interest in an Employer, the employee with the greater Annual Compensation from the Employer shall be treated as having the larger interest.

                1.33 "Management Committee" means the executive committee or other body given management responsibility for the Sponsor.

                1.34 "Member" means the person or persons employed by an Employer during the Plan Year and eligible to participate in this Plan.

                1.35 "Non-Highly Compensated Employee" means an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

                1.36 "Non-Key Employee" means any Employee who is not a Key Employee.

                1.37 "Period of Service" means a period of employment with an Employer which commences on the day on which an Employee performs his initial Hour of Service or performs his initial Hour of Service upon returning to the employ of the Employer, whichever is applicable, and ending on the date the Employee Severs Service.

                1.38 "Period of Severance" means the period of time commencing on the date an Employee Severs Service and ends on the date the Employee again performs an Hour of Service.

                1.39 "Plan" means this Plan, including all subsequent amendments.

                1.40 "Plan Year" means the calendar year. The Plan Year shall be the fiscal year of this Plan.

                1.41 "Regulation" means the Internal Revenue Service regulation specified, as it may be changed from time to time.

                1.42 "Retired Member" means a person who was at one time a Member who received allocations of Contributions and who has now retired under the terms of this Plan but still has an Account.

                1.43 "Retirement Age" means 62 years of age in the case of normal retirement or age 55 in case of early retirement. Once a Member has attained his Retirement Age he shall be 100% vested at all times.

                1.44 "Rollover Contribution" means the amount contributed by a Member of this Plan which consists of: (a) any part of a distribution the Member received from an individual retirement account which consists entirely of property that was initially contributed to the individual retirement account from a distribution received out of an Eligible Rollover Distribution together with the earnings on that property or (b) part or all of an Eligible Rollover Distribution.

                1.45 "Section 401(k) Contributions" means the sum of Salary Deferral Contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(k) Contributions pursuant to Code Section 401(k)(3)(D)(ii) and 1.401(k)-1(b)(5) to the extent that those other amounts are not used to enable the Plan to satisfy the minimum contribution requirements of Section 416 of the Code.

                1.46 "Section 401(m) Contributions" means the sum of Employer Matching Contributions and Employee After Tax Contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(m) Contributions pursuant to Code Section 401(m)(3) and 1.401(m)-1(b)(5) of the Regulation. However, Employer Matching Contributions and amounts that the Employer could otherwise elect to have treated as Section 401(m) Contributions are not Section 401(m) Contributions to the extent that they are used to enable the Plan to satisfy the minimum contribution requirements of Section 416 of the Code.

                1.47 "Service" means the period or periods that a person is paid or is entitled to payment for performance of duties with the Employer or an Affiliated Employer.

                1.48 "Sponsor" means National-Oilwell, a general partnership or any other business organization which assumes the primary responsibility for maintaining this Plan with the consent of the last preceding Sponsor.

                1.49 "Top-Heavy Plan" means any plan which has been determined to be top-heavy under the test described in Article VII of this Plan.

                1.50 "Transferred" means, when used with respect to an Employee, the termination of employment with one Employer and the contemporaneous commencement of employment with another Employer.

                1.51 "Trust" means the one or more trust estates created to fund this Plan.

                1.52 "Trustee" means collectively one or more persons or corporations with trust powers which have been appointed by the initial Sponsor and have accepted the duties of Trustee and any and all successor or successors appointed by the Sponsor or successor Sponsor.

                1.53 "Trust Fund" means all of the trust estates established under the terms of this Plan to fund this Plan, whether held to fund a particular group of Accounts or held to fund all of the Accounts of Members, collectively.

                1.54 "Valuation Date" means the day or days each Plan Year selected by the Committee on which the Trust Fund is to be valued which cannot be less frequent than annual. One or more Accounts may have different Valuation Dates from other Accounts. The Valuation Date must be announced to all Members and shall remain the same until changed by the Committee and announced to the Members.

                                   ARTICLE II

                                 ACTIVE SERVICE


                 A.        RULES APPLICABLE TO ELIGIBILITY ONLY.

                2.1 An Employee shall receive one year of Active Service credit for eligibility purposes for each computation period in which he completes 910 Hours of Employment with the Employer or an Affiliated Employer.

                2.2 The computation period for eligibility is the 12 consecutive month period starting with the Employee's first day of employment or reemployment for which he is entitled to be credited with one Hour of Employment. Then all future eligibility computation periods will begin on the day next following the end of the preceding computation period.

                2.3 An Employee will sever Service if he is not credited with at least 501 Hours of Employment with the Employer and all Affiliated Employers during the eligibility Computation Period a Plan Year unless he is credited with less than 501 Hours of Employment because: (a) he is transferred; (b) he is on an approved leave of absence which does not exceed 2 years and he returns to Employment immediately following the leave of absence;
(c) he is temporarily laid off and he returns to Employment immediately following the temporary layoff or (d) he is in the service of the armed forces of the United States and he returns to Employment within 90 days after termination of military service without being employed somewhere else. Solely for the purpose of determining whether an Employee has severed Service, if the Employee is absent from Service because of her pregnancy, the birth of her child, his or her receipt of a child through adoption, or his or her caring for the child immediately after birth or adoption, he or she will be entitled to the Hours of Employment that he or she would have received but for that absence. Eight hours of Service will be credited for each day of absence.
But, no more than a total of 501 hours can be credited. The 501 hours will be credited to the Plan Year in which the absence first begins if they will prevent a severance from Service in that period; otherwise, the 501 hours will be credited to the next Plan Year.

                B. RULES APPLICABLE TO ACTIVE SERVICE FOR CONTRIBUTION PURPOSES ONLY.

                2.4 For contribution purposes, Active Service begins when an Employee first performs an Hour of Service for the Employer or an Affiliated Employer. Active Service will also include with respect to any Employee his Period of Service with Armco Inc., USX Corporation, or their affiliated companies, the Mission Oilfield Products Business of Sandvik Rock Tools, Inc., or effective January 1, 1991, National Wellhead, Inc., provided that he was accruing continuous service with Armco Inc., USX Corporation, or their affiliated companies, the Mission Oilfield Products Business of Sandvik Rock Tools, Inc., or National Wellhead, Inc. on the day prior to his commencement of employment with the Employer. Once an Employee has begun Active Service for contribution purposes and Severs Service he shall recommence Active Service for contribution purposes when he again performs an Hour of Service for an Employer or an Affiliated Employer.

                2.5 An Employee Severs Service for contribution purposes when he: (a) quits, retires, dies or is discharged, (b) completes a period of 365 continuous days in which he remains absent from Service (with or without pay) for any reason other than quitting, retiring, dying or being discharged, such as vacation, holiday, sickness, disability, leave of absence, layoff or any other absence or (c) reaches the second anniversary of the commencement of a continuous period of absence occasioned by the reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or the caring for the child for a period commencing immediately after the child's birth or placement.

                2.6 When determining an Employee's Active Service, all Periods of Service, whether or not completed consecutively, will be aggregated on a per day basis. In aggregating Active Service each completed calendar month will be counted as one-twelfth of a year and 12 complete calendar months will be counted as one year and partial calendar months which when aggregated equal 30 days will constitute one calendar month. Partial prior Service credit shall be rounded to the next higher completed month.

                2.7 If an Employee performs an Hour of Service within 12 months after he Severs Service, the intervening Period of Severance will be counted as a Period of Service.

                2.8 If the period of time between the first anniversary of the first day of an absence from Service by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or for purposes for caring for the child for a period beginning immediately following the birth or placement and the second anniversary of the first day of the absence occurs on or after June 1, 1985, it shall neither be counted as a Period of Service or of Severance.

       C.        RULES APPLICABLE TO BOTH ELIGIBILITY AND CONTRIBUTIONS.

                2.9 If an Employee is Transferred, his Active Service will not be interrupted and he will continue to be in Active Service. If an Employee is transferred to the Service of an Affiliated Employer that has not adopted the Plan he will not have Severed Service; however, even though he will continue to be in Active Service for eligibility purposes he will not receive any allocation of contributions.

                2.10 The employment records of the Employer will be conclusive for all determinations of Active Service.

                2.11 Any Employee who is no longer excludable because he or she is no longer included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer where retirement benefits were the subject of good faith bargaining will immediately become eligible for membership on the first day of the following month if he meets the eligibility requirements. All Service with the Employer will be counted as Active Service.

                2.12 A Member who leaves the employ of an Employer to enter the armed services of the United States shall not be deemed to have broken his continuous employment if he returns to employment with an Employer within 90 days after his separation from military service without employment elsewhere unless his failure to return was because of Normal Retirement, death or Disability. The Member, however, will be awarded Active Service but only the Active Service as is required by law for an allocation of Contributions.

                2.13 A Member who is on a leave of absence with or without pay for reasons of health or public service or for reasons determined by the Employer to be in its best interest shall not be deemed to have broken his continuous employment if he returns to employment with an Employer at or prior to the expiration date of the leave unless his failure to return was because of Normal Retirement, death or Disability. The Committee in its sole discretion, but treating all Members in a like and nondiscriminatory manner, will determine whether to grant a Member a leave of absence.

                2.14 Special rules pertaining to the Ansaldo Ross Hill Inc. Asset Acquisition. Notwithstanding any other provision contained herein to the contrary, former employees of Ansaldo Ross Hill Inc. who become employees of the Employer pursuant to the asset acquisition between the Employer and Ansaldo Ross Hill Inc. shall receive Active Service credit under the Plan for their prior [continuous] service with Ansaldo Ross Hill Inc. In addition, each former employee of Ansaldo Ross Hill Inc. who becomes an Employee under this Plan pursuant to the acquisition and who was eligible to participate in the Ansaldo Ross Hill Inc. 401(k) Plan shall immediately be eligible to participate in the Plan on the first day of the month following the asset acquisition.

                                  ARTICLE III

                               ELIGIBILITY RULES


                3.1 Each Employee will be eligible to participate in this Plan beginning on the first day of any month coincident with or next following the date on which the Employee completes one year of Active Service. However, all hourly bargaining and hourly non-bargaining Employees who are employed at the Employer's Santa Teresa, New Mexico Plant shall be excluded even if they have met the requirements for eligibility and all Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in this Plan. Effective January 1, 1988, all union employees at the Employer's Garland Plant who are hired on or after this date are eligible to participate in the Plan once they have satisfied the requirements of this Section.

                3.2 If an Employee Severs Service with the Employer for any reason after fulfilling the eligibility requirements but prior to the date he initially begins participating in the Plan, the Employee shall be eligible to begin participation in this Plan on the first of day of the month following the day he first completes an Hour of Service upon his return to employment with an Employer. If an Employee Severs Service with the Employer for any reason prior to fulfilling the eligibility requirements, the Employee shall be eligible to begin participation in this Plan on the first day of the month following his completion of one year of Active Service. Once an Employee has become eligible to be a Member, his eligibility shall continue until he Severs Service. A former Member shall be eligible to recommence participation in this Plan on the first day of the month following the day he completes an Hour of Service upon his return to employment with an Employer.

                3.3 If an Employee: (a) is Transferred from an Employer to an Affiliated Employer, (b) is a Member of this Plan when he is excluded under the provisions of a collective bargaining agreement or (c) is a Member of the Plan when he is employed outside the United States and is not designated by the Committee to continue to be eligible to participate, his participation becomes inactive. Under these circumstances, the Member's Account becomes frozen: he cannot contribute to the Plan nor can he share in the allocation of any Employer Contribution for the period after he is transferred. However, his Accounts shall continue to share in any appreciation or depreciation of the Trust Fund and in any income earned or losses incurred by the Trust Fund during the period of time that he is employed by an Affiliated Employer, is excluded from covered employment under the provisions of a collective bargaining agreement, or is employed outside the United States and has not been designated by the Committee to continue to be eligible to participate.





                                    III-1

                                   ARTICLE IV

                                 CONTRIBUTIONS


                4.1 Each Member may make Employee After-Tax Contributions from 1% to 14% of his Considered Compensation provided that a Member may only elect 1% if the aggregate of his Employee After-Tax Contributions and Salary Deferral Contributions equal at least 2% of his Considered Compensation. Additionally, a Member's Employee After-Tax Contributions and his Salary Deferral Contributions shall not exceed 14% of Considered Compensation.

                 Employee After-Tax Contributions are limited to an amount which when added to the Member's previous Contributions to this Plan and to contemporaneous and previous contributions made to any other plan qualified under Section 401 of the Code shall meet the Contribution Percentage test as described in Section 401(m) of the Code.

                 Changes in the rate of Employee After-Tax Contributions and suspension of those Contributions shall be permitted under any uniform method determined from time to time by the Committee.

                4.2 The Committee may permit Rollover Contributions by Members and/or direct transfers to or from another qualified plan on behalf of Members from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those Contributions must be made available to all Members on a nondiscriminatory basis. For this purpose, all Employees of an Employer shall be considered to be Members of the Plan even though they may not have met the eligibility requirements. However, they shall not be entitled to contribute to the Plan, share in Employer Contributions or share in forfeitures unless and until they have met the requirements for eligibility and allocations.

                 If the Committee authorizes the acceptance of Rollover Contributions and/or direct transfers, (a) a Rollover Contribution shall not be accepted unless it is made on or before the 60th day after the Member received the distribution or it is a direct transfer to this Plan as described in
Section 401(a)(31) of the Code; and (b) a direct transfer of assets from another qualified plan in a transfer subject to the requirements of Section 414(l) of the Code shall not be accepted if it was at any time part of (i) a defined benefit plan (as defined in Section 401(a) or 414(j) of the Code), (ii) a defined contribution plan (as defined in Sections 401(a) and 414(i) of the Code) which is subject to the minimum funding standards of Section 412 of the Code, or (iii) any other qualified plan which has joint and survivor annuity benefits or qualified preretirement survivor annuity benefits as described in
Section 417 of the Code, or (iv) which would require a distribution or withdrawal in a form not permitted under this Plan.

                 Rollover Contributions shall have no effect upon the amount permitted to be allocated to a Member's Account under Section 415 of the Code or the amount contributed to the Plan by a Member under Section 4.1.

                4.3 Each Employer shall contribute each month the following amounts:

                 (a) a discretionary Employer Matching Contribution, which, if made, shall be in an amount for each Member equal to 25% of the Member's aggregate Salary Deferral Contributions and Employee After-Tax Contributions which do not exceed 6% of the Member's Considered Compensation. The Sponsor shall determine prior to each Plan Year whether this discretionary Employer Matching Contribution shall be made. Each Employer may also make an additional Employer Matching Contribution as of the end of each Plan Year in an amount determined by the Sponsor, in its sole discretion, for each Member who is employed on the last day of the Plan Year and who made Salary Deferral Contributions and/or Employee After-Tax Contributions during the Plan Year.

                 (b) an amount, if any, which is designated by the Management Committee to be the Employer Retirement Contribution for each Member who is employed by the Employer at the end of the month equal to not more than the percentage of his Considered Compensation, modified to include overtime earnings, if any, as shown in the following table:

         FULL YEARS OF ACTIVE
         SERVICE BY THE LAST
         DAY OF THE CURRENT                        EMPLOYER RETIREMENT
         PLAN YEAR                                 CONTRIBUTION PERCENTAGE
         1 year but less than 5 years                               2.5%
         5 years but less than 10 years                             3.0%
         10 years but less than 15 years                            3.5%
         15 years but less than 20 years                            4.0%
         20 years but less than 25 years                            4.5%
         25 years but less than 30 years                            5.0%
         30 or more years                                           5.5%

                 Each Employer shall also contribute for each Plan Year the following amounts:

                 (c) an amount which is equal to the amount, if any, necessary to fulfill the Top-Heavy Plan requirements found in Article VII if the Plan is determined to be a Top-Heavy Plan;

                 (d) effective July 1, 1990, the amount by which the Member's Considered Compensation is reduced as a result of a salary deferral agreement which cannot be less than 1% nor more than 14%, of the Member's Considered Compensation for the Plan Year, provided a Member may only enter into a salary deferral agreement of 1% of Considered Compensation if the aggregate of his

         Salary Deferral Contributions and Employee After-Tax Contributions equal at least 2% of his Considered Compensation;

                 (e) an amount, if any, which is designated by the Management Committee to be the Employer Medical Savings Contribution for each Member who is eligible to participate in the Plan and employed by the Employer at the time the contribution is made equal to the amount shown in the following table (Active Service shall be based upon his full years of Active Service plus any full years of Active Service that may be completed by the last day of the current Plan
         Year):

  $5.00 per year of Active Service less than 5 years
  $10.00 per year of Active Service greater than 4 years but less than 10 years $15.00 per year of Active Service greater than 9 years but less than 15 years $20.00 per year of Active Service greater than 14 years

                 The election to have Salary Deferral Contributions made, the ability to change the rate of Salary Deferral Contributions, the right to suspend Salary Deferral Contributions, and the manner of commencing new Salary Deferral Contributions shall be permitted under any uniform method determined from time to time by the Committee.

                 In addition, the amount of the Employer's Contributions described above cannot exceed the lesser of: (i) a sum equal to 15% of the total Annual Compensation paid during its taxable year ending with or within the Plan Year to all Members plus the maximum amount deductible under the "carryover" provisions of the Code which relate to contributions in previous years of less than the maximum amount deductible or (ii) the sum which may be allocated to the Members' Accounts without violating the limitations of Section 415 of the Code.

       4.4 The maximum Salary Deferral Contribution that a Member may elect to have made on his behalf during the Member's taxable year may not, when added to the amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) and 403(b) of the Code exceed $7,000 (as adjusted by the Secretary of Treasury). If this dollar limitation is exceeded during any taxable year of the Member, the excess of the amounts deferred on behalf of the Member under plans or arrangements described in Sections 401(k), 408(k) and 403(b) of the Code during the Member's taxable year over the dollar limitation (the "Excess Deferral") as adjusted by any earnings or losses thereon will be distributed to the Member no later than April 15 following the Member's taxable year in which the Excess Deferral was made.

         The income allocable to Excess Deferrals for the taxable year of the Member shall be determined by using any reasonable method for computing the income allocable to Excess Deferrals, provided that the method does not violate
Section 401(a)(4), is used consistently for all Members and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Members' Accounts.

         For purposes of applying the requirements of Section 4.5 and Article VII, Excess Deferrals shall not be disregarded merely because they are Excess Deferrals or because they are distributed in accordance with this Section. However, Excess Deferrals made to the Plan on behalf of Non-Highly Compensated Employees are not to be taken into account under Section 4.5.

                 4.5 The Actual Deferral Percentage for Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the Plan Year which meets either of the following tests:

                 (a) The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                 (b) The excess of the Actual Deferral Percentage of the Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.

For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to make Salary Deferral Contributions for all or part of the Plan Year. A person who is suspended from making Salary Deferral Contributions because he has made a withdrawal is an eligible Employee. If no Salary Deferral Contributions are made for an eligible Employee, the Actual Deferral Ratio that shall be included for him in determining the Actual Deferral Percentage is zero. If this Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in this Plan and the other plans shall be treated as one plan for these tests. If any Highly Compensated Employee is a Member of this Plan and any other cash or deferred arrangements of the Employer, when determining the deferral percentage of the Employee, all of the cash or deferred arrangements are treated as one.

                 As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by Section 4.9) shall be distributed, or (b) to the extent provided in regulations issued by the Secretary of the Treasury, and permitted by the Committee, the Employee may elect to treat the amount of the Excess 401(k) Contributions as an amount distributed to the Employee and then contributed by the Employee to the Plan as an Employee After-Tax Contribution, provided the recharacterized amounts shall remain subject to the same rules and restrictions to which the Salary Deferral Contributions are subjected, or (c) the Employer may make an Employer contribution which it elects to have treated as a Section 401(k) Contribution and allocated only to those Members who are Non-Highly Compensated Employees employed on the last day of the Plan Year. If the Employer makes an Employer Contribution that it elects to have treated as a Section 401(k) Contribution, the Contribution will be in an amount necessary to satisfy the Actual Deferral Percentage Test and will be allocated uniformly to all Non-Highly Compensated Employees who are employed on the last day of the Plan Year. The Excess 401(k) Contributions of Highly Compensated Employees will not be recharacterized to the extent that the recharacterized amounts would exceed the Contribution Percentage as determined prior to applying the Contribution Percentage limitations. Excess 401(k) Contributions may not be recharacterized after 2 1/2 months after the close of the Plan Year to which the recharacterization relates. The amount of recharacterized Excess 401(k) Contributions, in combination with Employee After-Tax Contributions actually made by the Member, may not exceed the maximum amount of Employee After-Tax Contributions (determined without regard to Section 4.7) that the Member could have made under the provisions of the Plan in effect on the first day of the Plan Year in the absence of recharacterization. Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of them. The amount of Excess 401(k) Contributions to be distributed or recharacterized for any Plan Year must be reduced by any excess Salary Deferral Contributions previously distributed for the taxable year ending in the same Plan Year.

                 The Actual Deferral Percentages are to be calculated, and the provisions of this section are to be applied, separately for each Employer which constitutes a separate controlled group or affiliated service group.

                 Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan's cash or deferred arrangement to be disqualified for the Plan Year for which the Excess 401(k) Contributions were made and for all subsequent years they remain in the Trust. Also, the Employer will be liable for a 10% excise tax on the amount of Excess 401(k) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

                4.6 If a Member is a Highly Compensated Employee and a Family Member, the combined Actual Deferral Ratio for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Section 401(k) Contributions and Annual Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a member of more than one family group in the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group. The correction of Excess 401(k) Contributions of a Highly Compensated Employee whose Actual Deferral Ratio is determined under the family aggregation rules is accomplished by reducing the Actual Deferral Ratio and allocating the Excess 401(k) Contributions for the family group among the Family Members in proportion to the Section 401(k) Contributions of each Family Member that is combined to determine the Actual Deferral Ratio. These family aggregation rules do not apply to Non-Highly Compensated Employees.

                4.7 The Contribution Percentage for eligible Highly Compensated Employees for any Plan year must not exceed the greater of the following:

                 (a) The Contribution Percentage for all other eligible Employees multiplied by 1.25; or

                 (b) The lesser of the Contribution Percentage for all other eligible Employees multiplied by two, or the Contribution Percentage for all other eligible Employees plus two percentage points.

For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to make Employee After-Tax Contributions or to receive an allocation of Employer Matching Contributions under the Plan for all or part of the Plan Year. A person who is suspended from making Employee After-Tax Contributions because he has made a withdrawal is an eligible Employee. If no
Section 401(m) Contributions are made on behalf of an eligible Employee the Actual Contribution Ratio that shall be included for him in determining the Contribution Percentage is zero. If this Plan and any other plan or plans to which Section 401(m) Contributions are made are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, this Plan and those plans are to be treated as one. If any Highly Compensated Employee is a participant in this Plan and any other plans of the Employer, all Section 401(m) Contributions are to be aggregated.

                 If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year (a) the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by the applicable Regulations) shall be distributed, or (b) the Employer may make an Employer contribution which it elects to have treated as a Section 401(m) Contribution and allocated only to those Members who are Non-Highly Compensated Employees employed on the last day of the Plan Year. If the Employer makes an Employer Contribution that it elects to have treated as a Section 401(m) Contribution, the Contribution shall be in an amount necessary to satisfy the Contribution Percentage test, shall be allocated uniformly to all Non-Highly Compensated Employees who are employed on the last day of the Plan Year and shall be fully vested at all times. Any distributions of the Excess Aggregate 401(m) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the respective portions of the amounts attributable to each of them. Forfeitures of Excess Aggregate 401(m) Contributions may not be allocated to Members whose contributions are reduced under this Section. Employer Matching Contributions shall not be made with respect to amounts that must be distributed because of Code Section 401(m), 401(k) or 402(g). If advertent Employer Matching Contributions are made on amounts that must be distributed, that excess amount shall be forfeited and used to reduce future Employer Contributions.

                 The Contribution Percentage shall be calculated, and the provisions of this section applied, separately for each Employer which constitutes a separate controlled group or affiliated service group.

                 Failure to correct Excess Aggregate 401(m) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be qualified for the Plan Year for which the Excess Aggregate 401(m) Contributions were made and for all subsequent years they remain in the Trust. Also, the Employer will be liable for a 10% excise tax on the amount of Excess Aggregate 401(m) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

                4.8 If a Member is a Highly Compensated Employee and a Family Member, the combined Actual Contribution Ratio for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Section 401(m) Contributions and Annual Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a member of more than one family group in the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group. The correction of Excess 401(m) Contributions of a Highly Compensated Employee whose Actual Contribution Ratio is determined under the family aggregation rules is accomplished by reducing the Actual Contribution Ratio and allocating the Excess Aggregate 401(m) Contributions for the family group among the Family Members in proportion to the Section 401(m) Contributions of each Family Member that is combined to determine the Actual Contribution Ratio. The family aggregation rules do not apply to Non-Highly Compensated Employees.

                4.9 The income allocable to Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions for a Plan Year shall be determined by using any reasonable method for computing the income allocable to Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Members and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Members' Accounts.

                4.10 If the second alternative permitted in Sections 4.5 and 4.7 is used for both the Actual Deferral Percentage test and the Contribution Percentage test the following additional limitation on Salary Deferral Contributions shall apply. The Actual Deferral Percentage plus the Contribution Percentage of the eligible Highly Compensated Employees cannot exceed the greater of (a) or (b).

                 (a) is the sum of:

                          (i) 1.25 times the greater of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees, and

                          (ii) the lesser of (x) two percentage points plus the lesser of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees or

                 (y) two times the lesser of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees.

                 (b) is the sum of:

                          (i) 1.25 times the lesser of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees, and

                          (ii) the lesser of (x) two percentage points plus the greater of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees or (y) two times the greater of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees.

                 If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year the Actual Deferral Percentage of the eligible Highly Compensated Employees shall be reduced by distributions of Salary Deferral Contributions made in the manner described for Excess 401(k) Contributions and Regulation Section 1.401(k)-1(f)(2). These distributions shall be in addition to and not in lieu of distributions required for Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions.

                4.11 The Employee After-Tax Contributions and the Salary Deferral Contributions are to be paid to the Trustee in installments. The installment for each payroll period is to be paid as of the end of the payroll period and shall be paid as soon as administratively feasible but in any event not later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year which ends with or next follows the end of the Plan Year for which the Contribution is to be made, and shall be in an amount equal to the amount by which all Members' Considered Compensation was reduced for the period. The Employer's Contribution for a Plan Year must be paid into the Trust Fund in one or more installments not later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year which ends with or next follows the end of the Plan Year for which the Contribution is to be made. If the Contribution is paid after the last day of the Employer's taxable year but prior to the date it files its tax return (including extensions), it shall be treated as being received by the Trustee on the last day of the taxable year if (a) the Employer notifies the Trustee in writing that the payment is being made for that taxable year or (b) the Employer claims the Contribution as a deduction on its federal income tax return for the taxable year.

                4.12 Subject to the limitations of Section 415 of the Code, the assets of the Trust shall not revert to any Employer or be used for any purpose other than the exclusive benefit of the Members and their Beneficiaries and the reasonable expenses of administering the Plan except:

                 (a) any Contribution made because of a mistake of fact may be repaid to the Employer within one year after the payment of the Contribution;

                 (b) any Contribution conditioned upon the Plan's initial qualification under Section 401 of the Code or the initial qualification of an Employer's adoption of the Plan, if later, may be repaid to the Employer within one year after the date of denial of the initial qualification of the Plan or of its adoption by the Employer; and

                 (c) any and all Employer Contributions are conditioned upon their deductibility under Section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions may be repaid to the Employer within one year after the disallowance.

                 The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust Fund except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of mistaken Contributions or Contributions which are disallowed are limited so that the balance in a Member's Account cannot be reduced to less than the balance that would have been in the Member's Account had the mistaken amount or the amount disallowed never been contributed.

                                   ARTICLE V

                                 PARTICIPATION


                5.1 The Committee shall allocate each Member's Employee After-Tax Contributions and the Salary Deferral Contributions made on his behalf to his Employee After Tax Contribution Account and his Salary Deferral Contribution Account, respectively, as of the date they are contributed.

                5.2 If Rollover Contributions are permitted, the Committee shall allocate each Member's Rollover Contribution to his Rollover Account as of the date it is contributed.

                5.3       Employer Contributions shall be allocated as follows:

                 (a) As of the end of each month (or if applicable, as of the end of each Plan Year), the Committee shall allocate the Employer Matching Contributions, if any, made on behalf of each Member to his Employer Matching Contribution Account on the same basis that the Employer Matching Contribution was determined.

                 (b) As of the end of each month, the Committee shall allocate the Employer Retirement Contribution, if any, made on behalf of each Member to his Employer Retirement Contribution Account on the same basis that the Retirement Contribution was determined.

                 (c) As of the date that an Employer Medical Savings Contribution is made, if any, the Committee shall allocate the Employer Medical Savings Contribution, if any, made on behalf of each Member to his Medical Savings Contribution Account on the same basis that the Employer Medical Savings Contribution was determined.

                 (d) As of the end of each Plan Year, the Committee shall allocate the Employer Contribution, if any, which is necessary to fulfill the Top-Heavy Plan requirements found in Article VII if the Plan is determined to be a Top-Heavy Plan; and

                 If a Member has been Transferred during the Plan Year, the Member shall be entitled to have allocated to him a portion of the Employer Matching Contribution based upon his Salary Deferral Contributions and Employee After- Tax Contributions made while he was an Employee of each Employer and the Employer Retirement Contribution based upon his Considered Compensation for the Plan Year earned from all of the Employers for which an Employer Retirement Contribution was made.

                5.4 Under no circumstances shall the Annual Additions to an individual Member's Account in any Plan Year exceed the lesser of (a) $30,000.00 or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or (b) 25% of the Annual Compensation paid or made available to the Member.

                 If the Employer maintains a defined benefit plan in which the Member participates, the sum of the following described defined benefit fraction and defined contribution fraction for the Plan Year cannot exceed one. The defined benefit fraction to be used is a fraction, in which the numerator is the Member's projected annual benefit under the plan computed as of the end of the Plan Year and in which the denominator is the lesser of: (a) the product of 1.25 multiplied by the dollar limitation then in effect under
Section 415(b)(1)(A) of the Code for that Plan Year or (b) the product of 1.40 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Member for the Plan Year. The defined contribution fraction to be used is a fraction in which the numerator is the sum of the Annual Additions to the Member's Account determined for the Plan Year and for each prior Plan Year and in which the denominator is the sum of the lesser of the following amounts determined for the Plan Year and for each prior Plan Year that the Member was employed by the Employer: (a) the product of 1.25 multiplied by the dollar limitation then in effect under
Section 415(c)(1)(A) of the Code for that Plan Year, determined without regard to subsection (c)(6), and (b) the product of 1.40 multiplied by the amount which can be taken into account under Section 415(c)(1)(B) of the Code with respect to the Member for the Plan Year. If the sum of the two fractions exceeds one, the Member's projected annual benefit under the defined benefit plan shall be reduced until the sum equals one.

                 The limitation year for Section 415 shall be the Plan Year unless the Employer affirmatively, by resolution, designates another limitation year. In that event, the different limitation year shall be used instead of the Plan Year in applying the tests.

                 In order to compute the defined benefit fraction and the defined contribution fraction, all defined contribution plans (whether terminated or not) of the Employer shall be treated as one defined contribution plan and all defined benefit plans (whether terminated or not) of the Employer shall be treated as one defined benefit plan.

                 If the Employer has Affiliated Employers, the Employer and all Affiliated Employers shall be considered a single employer in applying the limitations described in this Section. For this purpose, the term Affiliated Employer shall be modified in accordance with Section 415(h) of the Code.

                 No Employee or Employer Contributions shall be made to this Plan which cannot be allocated to the Accounts of Members without exceeding the limits of Section 415 of the Code. In determining this limit, all Employer Contributions shall first be allocated to this Member's Account and then the Employee Contributions.

                 If despite this prohibition, an amount in excess of the limits of Section 415 of the Code is held or contributed as a result of an error in estimating a Member's Annual Compensation, an error in calculating the maximum Contribution or because of other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the excess shall be reduced as follows:

                 (a) first, all unmatched Employee After-Tax Contributions plus any earnings (determined using a like method as set forth in Section 4.9 of the Plan) in excess of the limits of Section 415 of the Code shall be returned to the Member;

                 (b) second, all unmatched Salary Deferral Contributions plus earnings (determined using a like method as set forth in Section
         4.9 of the Plan) in excess of the limits of Section 415 of the Code shall be returned to the Member;

                 (c) third, all matched Employee After-Tax Contributions plus any earnings (determined using a like method as set forth in Section 4.9 of the Plan) in excess of the limits of Section 415 of the Code shall be returned to the Member;

                 (d) fourth, all matched Salary Deferral Contributions plus earnings (determined using a like method as set forth in Section
         4.9 of the Plan) in excess of the limits of Section 415 of the Code shall be returned to the Member;

                 (e) fifth, if the Member is still employed by the Employer at the end of the Plan Year, any remaining excess funds shall be placed in an unallocated suspense account to be applied to reduce future Employer Contributions for that Member for as many Plan Years as are necessary to exhaust the suspense account in keeping with the amounts which would otherwise be allocated to that Member's Account; and

                 (f) sixth, if the Member is not employed by the Employer at the end of the Plan Year, the remaining excess funds shall be placed in an unallocated suspense account to reduce future Employer Contributions for all remaining Members for as many Plan Years as are necessary to exhaust the suspense account. That suspense account shall not share in the allocation of income or loss of the Trust Fund. In any Plan Year in which amounts are held in this suspense account, Employer Retirement Contributions, Medical Savings Contributions and Matching Contributions will not be made to the Trust to the extent that the allocation of these contributions would violate Section 415 of the Code.

                 Upon the termination of the Plan, any amounts in the suspense account will be allocated to the current Members to the extent permitted and any remaining amount shall revert to the Employer.

                 In determining which Annual Additions are excess, Employer Matching Contributions will be allocated prior to Employer Retirement Contributions and Medical Savings Contributions.

                5.5 The Trustee shall value the Trust Fund on its Valuation Date at its then fair market value, but without regard to any Contributions made to the Plan after the preceding Valuation Date, shall determine the amount of income earned or losses suffered by the Trust Fund and shall determine the appreciation or depreciation of the Trust Fund since the preceding Valuation Date. The Committee shall separate the Trust Fund into the various investment funds or accounts in which it is held, if more than one, and shall then allocate as of the Valuation Date the income earned and losses suffered and the appreciation or depreciation in the assets of the Trust Fund for the period since the last preceding Valuation Date. The allocation shall be among the Members and former Members who have undistributed Account balances based upon their Account balances in each of the various investment funds or accounts, if more than one, as of the last Valuation Date reduced, as appropriate, by amounts used from the investment fund or account or Trust to make a withdrawal or distribution or any other transaction which is properly chargeable to the Member's Account during the period since the last Valuation Date. The Committee, by resolution, may elect in lieu of the allocation method described above to use a unit allocation method, a separate account method or any other equitable method if it announces the method of allocation to the Members prior to the beginning of the period during which it is first used.

                5.6 If at any time in the interval between Valuation Dates, one or more withdrawals or one or more distributions are to be made and the Committee determines that an interim allocation is necessary to prevent discrimination against those Members and former Members who are not receiving funds, the Trustee is to perform a valuation of a portion or all of the Trust Fund as of a date selected by the Committee which is administratively practical and near the date of withdrawals or distributions in the same manner as it would if it were a scheduled Valuation Date. That date may be before or after any particular distribution or withdrawal. The Committee shall then allocate as of that date any income or loss and any appreciation or depreciation to the various Accounts of each of the Members in the same manner as it would if it were a scheduled Valuation Date. Then without regard to the language in
Section 6.1, all withdrawals or distributions made after that date and prior to the next Valuation Date, even though the event causing it occurred earlier, shall be based upon the Accounts as adjusted by the interim valuation.

                5.7 The Committee may: (a) maintain commingled and/or separate Trusts for some or all Members, (b) establish separate investment funds which may be elected by some or all Members, (c) permit some or all individual Members to elect their own investments, or (d) permit a combination of (a), (b) and (c), from time to time. Additionally, the amounts transferred to Accounts of former participants of the Armco Thrift Plan may also be invested in a Armco stock fund which will be an unsegregated fund invested primarily in the capital stock of Armco Inc. This stock will be held in the name of the Trustee or its nominee. A Member may transfer amounts out of the Armco stock fund in amounts or block of shares as is designated by the Committee in a uniform and nondiscriminatory manner. Once a Member transfers amounts out of the Armco stock fund, he may not reinvest in the Armco stock fund at a later date.

                 Once the Committee has selected or changed the mode of investments, it shall establish rules pertaining to its administration, including but not limited to: selection of forms, rules for making selections effective, establishing the frequency of permitted changes, the minimum percentage in any investment, and all other necessary or appropriate regulations.

                 The Committee may direct the Trustee to hold funds in cash or near money awaiting investment or to sell assets and hold the proceeds in cash or near money awaiting reinvestment when establishing, using or changing investment modes. For this purpose the funds may be held in cash or invested in short-term investments such as certificates of deposit, U.S. Treasury bills, savings accounts, commercial paper, demand notes, money market funds, any common, pooled or collective funds which the Trustee or any other corporation may now have or in the future may adopt for short-term investments and any other similar assets which may be offered by the federal government, national or state banks (whether or not serving as Trustee) or any savings and loan association.

                5.8 No allocation, adjustment, credit or transfer shall ever vest in any Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions specified in this Plan. The Trust Fund shall, as to all Accounts of all Members, be a commingled fund.

                                   ARTICLE VI

                                    BENEFITS


                6.1 Upon a Member's participation in the Plan, he shall be at all times 100% vested in his Accounts. For the purpose of making a distribution or withdrawal, a Member's Accounts shall be his Accounts as valued as of the Valuation Date which is coincident with or next preceding the distribution or withdrawal, adjusted only for Contributions, distributions and withdrawals, if any, made between the Valuation Date and that event. All distributions and withdrawals shall be made as soon as administratively practicable following the Valuation Date used.

                6.2 If a Member or retired Member dies, the death benefit payable to the Member's spouse or designated Beneficiary or Beneficiaries shall be 100% of the remaining amount in all of his Accounts as of the day he dies.

                6.3 A Member may retire on the first day of any month after he attains his Retirement Age. If a Member retires, he is entitled to receive 100% of all of his Accounts as of the day he retires.

                6.4 If a Member's employment with an Employer is terminated and the Committee determines he is suffering from a Disability, he is entitled to receive 100% of all of his Accounts as of the day he terminated because of his Disability.

                6.5 If a Member severs employment with the Employer and all Affiliated Employers for any reason other than death, retirement or disability, he is entitled to receive 100% of all of his Accounts.

                6.6 If the Committee determines that a judgment, decree or order relating to child support, alimony payments or marital property rights of the spouse, former spouse, child or other dependent of the Member is a qualified domestic relations order which complies with a state's domestic relations law or community property law and Section 414(p) of the Code or is a domestic relations order entered before January 1, 1985, the Committee may direct the Trustee to distribute the awarded property to the alternate payee named in the qualified domestic relations order in a lump sum payment. To be a qualified domestic relations order, the order must clearly specify: (a) the name and last known mailing address of the Member and each alternate payee under the order, (b) the amount or percentage of the Member's benefits to be paid from the Plan to each alternate payee or the manner in which the amount or percentage can be determined, (c) the number of payments or periods for which the order applies, (d) the plan to which the order applies, and (e) all other requirements set forth in Section 414(p) of the Code.

                6.7 Only the following withdrawals may be made during employment:

                 (a) A Member is entitled to receive a withdrawal from his Rollover Account after giving written notice to the Committee prior to the next Valuation Date to which the withdrawal is to be effective. The withdrawal cannot be more than the balance of the Account. Any second withdrawal during a Plan Year from this Account terminates the Member's right to receive an allocation of Employer Matching Contributions or to make Employee After-Tax Contributions and have Salary Deferral Contributions made on his behalf for a period of three months following the effective date of the withdrawal and until his timely filing of a written request to resume these types of Contributions in accordance with Plan rules. However, the Member is entitled to have Employer Retirement Contributions and Employer Medical Savings Contributions made on his behalf. The Committee shall establish rules regarding when notice must be given to the Committee in order to receive a withdrawal.


                 (b) A Member is entitled to receive a withdrawal from his Employee After-Tax Contribution Account after giving written notice to the Committee prior to the next Valuation Date to which the withdrawal is to be effective. The withdrawal cannot be more than the balance of the Account. Any second withdrawal during a Plan Year from this Account terminates the Member's right to receive an allocation of Employer Matching Contributions or to make Employee After-Tax Contributions and have Salary Deferral Contributions made on his behalf for a period of three months following the effective date of the withdrawal and until his timely filing of a written request to resume these types of Contributions in accordance with Plan rules. However, the Member is entitled to have Employer Retirement Contributions and Employer Medical Savings Contributions made on his behalf. Each withdrawal of Employee After-Tax Contributions contributed after December 31, 1986 shall include a pro rata share of income earned on those Contributions. Therefore, withdrawals shall be treated as first made from pre-1987 contributions until they are exhausted unless the Member elects to first receive a withdrawal from his Employee After-Tax Contributions contributed after December 31, 1986. The Committee shall establish rules regarding when notice must be given to the Committee in order to receive a withdrawal.

                 (c) A Member is entitled to a withdrawal of his Employer Matching Contributions that have been held in his Account for a period of at least two full Plan Years as of the effective date of the withdrawal provided he has first withdrawn all amounts in his Employee After-Tax Contribution Account and given written notice to the Committee prior to the next Valuation Date to which the withdrawal is to be effective. The withdrawal cannot be more than the balance of the Account and will be effective as of the next Valuation Date. Any second withdrawal during the Plan Year from this Account terminates the Member's right to receive an allocation of Employer Matching Contributions or to make Employee After-Tax Contributions and have Salary Deferral Contributions made on his behalf for a period of three months following the effective date of the withdrawal and until his timely filing of a written request to resume these types of Contributions in accordance with Plan rules. However, Employer Retirement Contributions and Employer Medical Savings Contributions will continue to be made on behalf of the Member. The Committee shall establish rules regarding when notice must be given to the Committee in order to receive a withdrawal.

                 (d) After a Member attains age 59-1/2, he is entitled to receive a withdrawal from his Salary Deferral Contribution Account after giving written notice to the Committee prior to the next Valuation Date to which the withdrawal is to be effective provided he has first withdrawn all amounts in his Employee After-Tax Contribution Account and Employer Matching Contribution Account that are available to be withdrawn. The withdrawal cannot be more than the balance of the Account. Any second withdrawal during a Plan Year from this Account terminates the Member's right to receive an allocation of Employer Matching Contributions and to make Employee After-Tax Contributions and to have the Employer make Salary Deferral Contributions on his behalf for a period of three months following the effective date of the withdrawal and until his timely filing of a written request to resume these types of Contributions in accordance with Plan rules. However, Employer Retirement Contributions and Employer Medical Savings Contributions shall continue to be made on behalf of the Member. The Committee shall establish rules regarding when notice must be given to the Committee in order to receive a withdrawal.

                 (e) Prior to a Member attaining age 59-1/2, he is entitled to receive a withdrawal from his Salary Deferral Contribution Account (exclusive of income earned after December 31, 1988) in the event of an immediate and heavy financial need incurred by the Member and the Committee's determination that the withdrawal is necessary to alleviate that hardship. The withdrawal must be for at least $1,000.00 or if the Member's Account is less than this amount, the entire balance of the Account (exclusive of income earned after December 31, 1988). To receive this type of withdrawal, the Member must give written notice to the Committee prior to the next Valuation Date to which the withdrawal is to be effective. The Committee shall establish rules regarding when notice must be given to the Committee in order to receive a withdrawal.

                 A distribution shall be made on account of financial hardship only if the distribution is for: (i) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member, (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his or her spouse, children, or dependents (as defined in Section 152 of the Code), (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence, or
         (v) any other event added to this list by the Commissioner of Internal Revenue.

                 A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Member and the Member must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. The amount of a Member's immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

                 The Member's hardship distribution shall terminate his or her right to make any Employee After- Tax Contributions or to have the Employer make any Salary Deferral Contributions on his or her behalf until the next time Employee After-Tax Contributions and Salary Deferral Contributions are permitted after the lapse of 12 months following the hardship distribution and his or her timely filing of a written request to resume his or her Employee After-Tax Contributions or Salary Deferral Contributions. Even then, if the Member resumes Contributions in his next taxable year he cannot have the Employer make any Salary Deferral Contributions in excess of the limit in
         Section 402(g) of the Code for that taxable year reduced by the amount of Salary Deferral Contributions made by the Employer on the Member's behalf during the taxable year of the Member in which he received the hardship distribution.

                 In addition, for 12 months after he receives a hardship distribution from this Plan the Member is prohibited from making elective contributions and employee contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code Section 401(k) cash or deferred arrangements that are part of cafeteria plans described in Section 125 of the Code. However, the Member is not prohibited from making mandatory employee contributions to a defined benefit plan, or contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of
         Section 125 of the Code.

                 (f) Amounts that are transferred from the Ansaldo Ross Hill Inc. 401(k) Plan to the Plan in a plan to plan transfer (the "Transferred Funds"), shall be held in an Ansaldo Ross Hill Prior Plan Account. Such Transferred Funds shall be subject to an inservice withdrawal right by those Members who have an Ansaldo Ross Hill Prior Plan Account at anytime following the Members' attainment of age 59-1/2 and/or age 65 notwithstanding his continued employment with the Employer.

                6.8 If a person who is entitled to a distribution cannot be located during a search period of 60 days after the Trustee has initially attempted making payment, that person's Account shall be forfeited. However, if at any time prior to the termination of this Plan and the complete distribution of the Trust Fund, the former Member or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. As soon as appropriate following the Employer's Contribution of the reinstated amount, it shall be paid to the former Member or Beneficiary in a single sum. If the Plan is joined as a party to any escheat proceeding involving a forfeited amount, the Plan shall comply with the final judgment and shall treat the judgment as if it were a claim filed by the former Member or Beneficiary and shall pay in accordance with that judgment.

                6.9 When a benefit is due, the Member or Beneficiary should submit his claim to the person or office designated by the Committee to receive claims. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90 day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

                 If a Member's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application can include any comment or argument the claimant wants to make. The claimant can either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

                 The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it can extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for their action and the Plan provisions on which their decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

                6.10 Distributions shall be made only in cash unless an asset held in the Trust cannot be sold by distribution date or can only be sold at less than its appraised value, in which event part or all of the distribution may be made in kind. However, Armco stock held pursuant to investment of amounts transferred from the Armco Thrift Plan for former Participants of the Armco Thrift Plan shall be distributed in shares of Armco stock or liquidated in accordance with the Member's election. All distributions shall be paid in a lump sum payment or, effective as to distributions made on or after January 1, 1993, as a Direct Rollover if the Distributee elects, at the time and in the manner prescribed by the Committee, to have any portion or all of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan named by the Distributee.

                 Any benefit held for distribution past one or more Valuation Dates shall continue to share in the appreciation or depreciation of the Trust Fund and in the income earned or losses incurred by the Trust Fund until the last Valuation Date which occurs with or next precedes the date distribution is made.

                 If the benefit to be distributed plus all prior Plan distributions to the Member is $3,500.00 or less, or is greater than $3,500.00 and the Member consents to the distribution, the benefit must be paid or begin to be paid within one year after the Member becomes entitled to the benefit.
If the benefit plus all prior Plan distributions to the Member is greater than $3,500.00 and the Member fails to consent to the distribution, the distribution shall not be made without the Member's consent until he attains age 62. In any event, if the Member dies, the surviving spouse can request to receive a lump sum payment within a reasonable time.

                 If a portion of the Member's Account is payable to a designated Beneficiary the payment must be made not later than one year after the Member's death. If the surviving spouse is the Beneficiary, the payment may be delayed so as to be made on the date on which the Member would have attained age 70-1/2. If payment is postponed and the surviving spouse dies before payment is made, the surviving spouse shall be treated as the Member for purposes of this paragraph.

                6.11 All distributions must comply with Section 401(a)(9) and (14) of the Code. Therefore, unless the distribution fits within one of the exceptions below the distribution must be made NO LATER than the earlier of
(a) or (b): (a) the 60th day after the latest of the end of the Plan Year in which: (i) the Member attains age 62, (ii) occurs the 10th anniversary of the year in which the Member began participation, or (iii) the Member terminates employment with the Employer and all Affiliated Employers unless the Member consents to a later time, OR (b) April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2. If a Member attains age 70-1/2, the Member must elect to receive the required distribution within that time limit either in one lump sum or in installments. If installments are elected, each installment paid must be equal to or greater than the minimum required distribution under Section 401(a)(9) of the Code. The following are exceptions to the general mandatory distribution rule: (a) if a Member was 70-1/2 before January 1, 1988 and never is or has been a 5% owner at anytime during the Plan Year ending with or within the calendar year in which the Member became 66-1/2 or any subsequent Plan Year, the distribution does not have to be made until the April 1 following the calendar year in which the Member retires; (b) if a Member was 70-1/2 before January 1, 1988 and was or later becomes a 5% owner, the distribution does not have to be made until the April 1 following the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5% owner or the calendar year in which the Member retires; and (c) if a Member made a designation before January 1, 1984 which complied with Section 401(a)(9) of the Code before its amendment by the Tax Reform Act of 1984, the distribution does not have to be made until the time described in the designation.

                6.12 There shall be no duplication of benefits under this Plan. Without regard to any other language in this Plan, all distributions and withdrawals are to be subtracted from a Member's Account as of the date of the distribution or withdrawal. Thus, if the Member has received one distribution or withdrawal and is ever entitled to another distribution or withdrawal, the prior distribution or withdrawal is to be taken into account.

                6.13 Each Member has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Member and filed with the Committee. If no designation is on file at the time of a Member's death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Member's spouse, if living, or if not, the executor, administrator or other personal representative of the Member's estate.

                 If a Member is considered to be married under local law, the Member's designation of any Beneficiary, other than the Member's spouse, shall not be valid unless the spouse acknowledges in writing that he or she understands the effect of the Member's beneficiary designation and consents to it. The consent must be to a specific Beneficiary. The written acknowledgement and consent must be filed with the Committee, signed by the spouse and witnessed by a member of the Committee or a notary public. However, if the spouse cannot be located or there exist other circumstances as described in Sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Member's spouse's acknowledgement and consent may be waived. If a Beneficiary other than the Member's spouse is named, the designation shall become invalid if the Member is later determined to be married under local law, the Member's missing spouse is located or the circumstances which waived the requirement of obtaining the consent of the Member's spouse no longer exists.

                6.14 If the Committee determines that any person to whom a payment is due is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the spouse, brother, sister or other person the Committee determines to have incurred, or to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative. The Committee and the Trustee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and Trust and the obligations of the Employer, the Trustee, the Trust Fund and the Committee. Any amount payable to a minor under any provision of this Plan including the foregoing provisions of this Section may be paid directly to the minor. The receipt by the minor shall be a complete discharge of all liability under the Plan and Trust and the obligations of the Employer, the Trustee, the Trust Fund and the Committee.

                6.15 The Committee shall determine from time to time whether loans may be made by Members, which for purposes of this Section shall include former Members and Beneficiaries who are parties in interest as defined in Section 3(14) of ERISA, who have an Account balance from which loans may be made. In addition, the Committee may on a uniform and nondiscriminatory basis, permit all former Members who maintain an Account balance from which loans may be made to obtain loans if they are part of a business unit sold to an unrelated third party. However, no loans shall be made to any shareholder-employee (as defined in Section 1379 of the Internal Revenue Code of 1954 in effect on the day before the enactment of the Subchapter S Revision Act of 1982) or any owner-employee (as defined in Section 401(c)(3) of the
Code) or a member of the family of either (as defined in Section 267(c)(4) of the Code).

                 If the Committee permits loans by Members, the opportunity must be made available to all Members on an equal basis as soon as administratively possible. If the Committee permits loans, each Member may borrow up to 50% of the vested interest in his Account but never more than $50,000.00, reduced by the excess of the Member's highest outstanding loan balance from the Plan during the preceding one year period over the Member's outstanding loan balance from the Plan on the day the loan was made. In determining whether a loan would exceed these limits, all loans under all plans of the Employer and all Affiliated Employers which are outstanding or which have not been repaid at least one year before, must be taken into consideration.

                 A loan to a Member shall be a Member directed investment of his Account. The loan is a Trust investment but no Account other than the borrowing Member's Account shall share in the interest paid on the loan or bear any loss incurred because of the loan. All interest paid on the loan shall be credited to the Member's Account. At that time, the monies received may be transferred to other funds as may be directed by the Member or transferred to the general fund if Members are not then allowed to direct investments.

                 All loans must be secured by the Member's vested interest in his Account at the date of the loan. The loan must (a) be evidenced by a written note and security agreement, (b) require a level amortization of the principal and interest, with monthly payments to be made by payroll deductions while the Member is an Employee (and with payments at least quarterly if the Member is not an Employee), (c) have a maturity date of less than five years except when the loan is used to purchase a dwelling which is used or is to be used within a reasonable time as the principal residence of the Member, and (d) must be consented to by the Member's spouse within the 90 day period before the making of the loan. When required by law, every person receiving a loan must be given a statement clearly reflecting the charges involved in each loan transaction which will be charged to him or his Account, specifying the dollar amount, the annual interest rate, and any finance charge and setting forth any other information required under the truth-in-lending laws or any other federal or state law.

                 A Member may not make a withdrawal if the remaining balance of the Member's Account would be less than the outstanding loan balance or the withdrawal would violate any security requirements of the loan. No distribution may be made to a Member until all loans to him have been paid in full. Therefore, if a Member is entitled to a distribution while there is still an outstanding loan to him, the Committee shall offset, to the extent necessary, the remaining unpaid loan principal and accrued interest against the amount to be distributed. Then any remaining balance shall be paid to the Member. If the distribution is not sufficient to satisfy the loan, the Member shall remain liable for any remaining balance due.

                 The Committee is authorized to establish written guidelines which, if and when adopted, shall become part of this Plan and shall establish a procedure for applying for loans, the basis on which loans will be approved or denied, limitations (if any) on the types and amounts of loans offered, the procedure for determining a reasonable rate of interest, the events constituting default and steps that will be taken to preserve plan assets in the event of a default.

                6.16 A Member employed by an Employer that is a corporation is entitled to receive a lump sum distribution of his interest in his Accounts in the event of the sale or other disposition by the Employer of at least 85% of all of the assets used by the Employer in a trade or business to an unrelated corporation if (a) the Employer continues to maintain the Plan after the disposition and (b) in connection with the disposition the Member is transferred to the employ of the corporation acquiring the assets.

                 A Member employed by an Employer that is a corporation is entitled to receive a lump sum distribution of his interest in his Accounts in the event of the sale or other disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity or individual if (a) the Employer continues to maintain the Plan after the disposition and (b) in connection with the disposition the Member continues employment with the subsidiary.

                 The selling Employer is treated as continuing to maintain the Plan after the disposition only if the purchaser does not maintain the Plan after the disposition. A purchaser is considered to maintain the Plan if it adopts the Plan, becomes an employer whose employees accrue benefits under the Plan, or if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser in a transaction subject to Section 414(l)(1) of the Code.

                 An unrelated corporation, entity or individual is one that is not required to be aggregated with the selling Employer under Section 414(b),
(c), (m), or (o) of the Code after the sale or other disposition.

                 If a Member's Account balance is $3,500 or less at the date of the disposition, the Committee will direct the Trustee to pay to the Member a lump sum cash distribution of his Account balance as soon as administratively practicable following the disposition and any Internal Revenue Service approval of the distribution that the Committee deems advisable to obtain.

                 If a Member's Account balance is more than $3,500 at the date of the disposition, he may elect (1) to receive a lump sum cash distribution of his Account balance as soon as administratively practicable following the disposition and receipt of any Internal Revenue Service approval of the distribution that the Committee deems advisable to obtain, or (2) he may elect to defer receipt of his vested Account balance until the first day of the month coincident with or next following the date that he attains age 62. In the manner and at the time required under Department of Treasury regulations, the Committee will provide the Member with a notice of his right to defer receipt of his Account balance.

                 However, no distribution shall be made to a Member under this Section after the end of the second calendar year following the calendar year in which the disposition occurred. In addition, no distribution shall be made under this Section unless it is a lump sum distribution within the meaning of
Section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through
(iv), (B), and (H) of that Section.

                                  ARTICLE VII

                             TOP-HEAVY REQUIREMENTS


                7.1 The requirements described in this Article shall apply to each Plan Year that this Plan is determined to be a Top-Heavy Plan under the test set out in the following Section.

                7.2 If on the Determination Date the total of the Accounts of Key Employees in the Plan exceeds 60% of the total of the Accounts of all Employees in the Plan, this Plan shall be a Top-Heavy Plan for that Plan Year. In addition, if this Plan is required to be included in an Aggregation Group and that group is a top-heavy group, this Plan shall be treated as a Top-Heavy Plan. An Aggregation Group is a top-heavy group if on the Determination Date the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group which contains this Plan plus (b) the total of all of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group (which contains this Plan) is more than 60% of a similar sum determined for all employees covered in the Aggregation Group which contains this Plan.

                 In applying the above tests, the following rules shall apply:

                 (a) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan during the five year period ending on the Determination Date;

                 (b) all rollover contributions made after December 31, 1983 by the Employee to the plan shall not be considered by the plan for either test;

                 (c) if an Employee is a Non-Key Employee under the plan for the Plan Year but was a Key Employee under the plan for another prior Plan Year, his account shall not be considered; and

                 (d) benefits shall not be taken into account in determining the top-heavy ratio for any Employee who has not performed services for the Employer during the last five-year period ending upon the Determination Date.

                7.3 If a Member has at least one Hour of Service during a Plan Year when the Plan is a Top-Heavy Plan he shall vest under the normal vesting provisions of the Plan.

                7.4 If this Plan is a Top-Heavy Plan and the normal allocation of the Employer





                                    VII-1

Contribution and forfeitures is less than 3% of any Non-Key Employee Member's Annual Compensation, the Committee, without regard to the normal allocation procedures, shall allocate the Employer Retirement Contribution among the Members who are in the employ of the Employer at the end of the Plan Year (even if the Member has less than 501 Hours of Service in the Plan Year), in proportion to each Member's Annual Compensation as compared to the total Annual Compensation of all Members for that Plan Year until each Non-Key Employee Member has had an amount equal to the lesser of (i) the highest rate of Contribution applicable to any Key Employee, or (ii) 3% of his Annual Compensation allocated to his Account. At that time, any more Employer Retirement Contributions shall be allocated under the normal allocation procedures described earlier in this Plan. Salary Deferral Contributions and Employer Matching Contributions made on behalf of Key Employees are included in determining the highest rate of Employer Contributions. Salary Deferral Contributions made on behalf of Non-Key Employees shall not be included in determining the minimum contribution required under this Section. Employer Matching Contributions and amounts that may be treated as Section 401(k) Contributions or Section 401(m) Contributions made on behalf of Non-Key Employees may not be included in determining the minimum contribution required under this Section to the extent that they are treated as Section 401(m) Contributions or Section 401(k) Contributions for purposes of the Actual Deferral Percentage test or the Contribution Percentage test.

                 In applying this restriction the following rules shall apply:

                 (a) each Employee who is eligible for membership (without regard to whether he has made mandatory contributions, if any are required, or whether his compensation is less than a stated amount) shall be entitled to receive an allocation under this Section; and

                 (b) all defined contribution plans required to be included in the Aggregation Group shall be treated as one plan for purposes of meeting the 3% maximum; this required aggregation shall not apply if this Plan is also required to be included in an Aggregation Group which includes a defined benefit plan and this Plan enables that defined benefit plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                7.5 If this Plan is a Top-Heavy Plan, it must meet the vesting and benefit requirements described in this Article without taking into account contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act or any other Federal or State law.

                 If a Non-Key Employee is covered by both a Top-Heavy defined contribution plan and a defined benefit plan, he shall receive the defined benefit minimum, offset by the benefits provided under the defined contribution plan.

                7.6 If the Plan is determined to be a Top-Heavy Plan, the number "1.00" must





                                    VII-2
be substituted for the number "1.25" when applying the limitations of Section 415 of the Code to this Plan, unless the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" and the Employer Contribution for the Plan Year for each Non-Key Employee, who is a Member, is not less than 4% of the Member's Annual Compensation.





                                    VII-3

                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN


                8.1 The Management Committee shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Management Committee. Any member may be removed by the Management Committee, with or without cause. Vacancies may be filled by the Management Committee from time to time.

                8.2 The Committee is a fiduciary. It has the exclusive responsibility for the general administration of the Plan and Trust, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

                 (a) To make rules for administering the Plan and Trust so long as they are not inconsistent with the terms of the Plan;

                 (b) To construe all provisions of the Plan and Trust; and any construction the Committee adopts in good faith shall be final and conclusive as to all parties;

                 (c) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan or Trust; and any correction the Committee makes in good faith shall be final and conclusive as to all parties;

                 (d) To select, employ, and compensate at any time any consultants, actuaries, accountants, attorneys, and other agents and employees the Committee believes necessary or advisable for the proper administration of the Plan and Trust; any firm or person selected may be a disqualified person but only if the requirements of Section 4975(d) of the Code have been met;

                 (e) To determine all questions relating to eligibility, Active Service, Compensation, allocations and all other matters relating to benefits or Members' entitlement to benefits;

                 (f) To determine all controversies relating to the administration of the Plan and Trust, including but not limited to any differences of opinion arising between an Employer and the Trustee or a Member, or any combination of them and any questions it believes advisable for the proper administration of the Plan and Trust;

                 (g) To direct or to appoint an investment manager or managers





                                    VIII-1
         who can direct the Trustee in all matters relating to the investment, reinvestment and management of the Trust Fund;

                 (h) To direct the Trustee in all matters relating to the payment of Plan benefits; and

                 (i) To delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan and Trust.

                8.3 The Committee may select, from among its members, a chairman, and may select a secretary. The secretary need not be a member of the Committee. The secretary shall keep all records, documents and data pertaining to its administration of the Plan and Trust.

                8.4 A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

                8.5 The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after it is notified of any delegation of power in writing, shall accept and may rely upon any document executed by the appropriate member or members as representing the action of the Committee until the Committee files a written revocation of that delegation of power with the Trustee.

                8.6 A member of the Committee who is also a Member of this Plan shall not vote or act upon any matter relating solely to himself.

                8.7 The Committee shall make available to each Member and Beneficiary for his examination those records, documents and other data required under ERISA, but only at reasonable times during business hours. No Member or Beneficiary has the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary. The Committee is not required to make any other data or records available other than those required by ERISA.

                8.8 The Committee and each of its members shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in conducting his business as the administrator of the Plan, shall, when exercising its power to direct investments, diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and shall otherwise comply with the provisions of this Plan and ERISA.





                                    VIII-2

                8.9 No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, any investment manager appointed by the Committee or any other agent appointed by the Committee unless required by the terms of ERISA or another applicable state or federal law under which liability cannot be waived. No member of the Committee shall be liable for any act or omission of his own unless required by ERISA or another applicable state or federal law under which liability cannot be waived.

                 If the Committee directs the Trustee to do so, it may purchase out of the Trust Fund insurance for the members of the Committee, for any other fiduciaries appointed by the Committee and for the Trust Fund itself to cover liability or losses occurring because of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed under this Plan. But, that insurance must permit recourse by the insurer against the members of the Committee or the other fiduciaries concerned if the loss is caused by breach of a fiduciary obligation by one or more members of the Committee or other fiduciary.

                8.10 No member of the Committee is required to give bond for the performance of his duties unless required by a law which cannot be waived.

                8.11 The Committee shall serve without compensation but shall be reimbursed by the Employer for all expenses properly incurred in the performance of their duties unless the Sponsor elects to have those expenses
paid from the Trust Fund.   Each Employer shall pay that part of the expense as
determined by the Committee in its sole judgment.

                8.12 Any person, group of persons, corporations, firm or other entity, may serve in more than one fiduciary capacity with respect to this Plan, including serving as both Trustee and as a member of the Committee.

                8.13 For all purposes of ERISA, the administrator of the Plan is the Sponsor. The administrator has the final responsibility for compliance with all reporting and disclosure requirements imposed under all applicable federal or state laws and regulations.

                8.14 The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person's right to benefits under the Plan, the correct amount and form of any benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior administrative committee, and all of the rights, powers, and authorities specified in this Article VIII and the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Sponsor or Trustee, including without limitation all Members and Beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review





                                    VIII-3
in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.





                                    VIII-4

                                   ARTICLE IX

                          TRUST FUND AND CONTRIBUTIONS


                9.1 This Plan shall be funded by one or more separate Trusts. If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.

                9.2 Each Trust is a part of this Plan. All rights or benefits which accrue to a person under this Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with this Plan.

                9.3 Each Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, is in its separate possession. No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee. Each Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of this Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of this Plan.

                9.4 To the fullest extent permitted under Section 405 of ERISA, the agreements entered into between the Employer and each of the Trustees shall be interpreted to allocate to each Trustee its specific responsibilities, obligations and duties so as to relieve all other Trustees from liability either through the agreement, Plan or ERISA, for any act of any other Trustee which results in a loss to the Plan because of its act or failure to act.

                                   ARTICLE X

                      ADOPTION OF PLAN BY OTHER EMPLOYERS


               10.1 Any business organization may, with the approval of the Sponsor, adopt this Plan by:

                 (a) A certified resolution or consent of the board of directors of the adopting Employer or an executed adoption instrument (approved by the board of directors of the adopting Employer) agreeing to be bound as an Employer by all the terms, conditions and limitations of this Plan except those, if any, specifically described in the adoption instrument; and

                 (b) Providing all information required by the Committee and the Trustee.

                 An adoption may be retroactive to the beginning of a Plan Year if these conditions are complied with on or before the last day of that Plan Year.

               10.2 The document which evidences the adoption of the Plan by an Employer shall become a part of this Plan. However, neither the adoption of this Plan and its related Trust Fund by an Employer nor any act performed by it in relation to this Plan and its related Trust Fund shall ever create a joint venture or partnership relation between it and any other Employer.

               10.3 The Accounts of Members employed by the Employers which adopt this Plan shall be commingled for investment purposes. All assets in the Trust Fund shall be available to pay benefits to all Members employed by any Employer which is an Affiliated Employer with the first Employer.

               10.4 The adoption of this Plan and the Trust or Trusts used to fund this Plan by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust or Trusts and that the Plan and the Trust or Trusts that are applicable to it continue in operation to maintain their qualified and exempt status. In the event the adoption fails to initially qualify and be exempt, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio. In the event the adoption as to a given business organization later becomes disqualified and losses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate Trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Members covered by that adoption.

                                   ARTICLE XI

                           AMENDMENT AND TERMINATION


               11.1       The Sponsor has the sole right to amend this Plan.
An amendment may be made by a certified resolution or consent of the Management Board, or by an instrument in writing executed by the appropriate officer of the Sponsor. The amendment must describe the nature of the amendment and its effective date. No amendment shall:

                 (a)      Vest in an Employer any interest in the Trust Fund;

                 (b) Cause or permit Trust Fund to be diverted to any purpose other than the exclusive benefit of the present or future Members and their Beneficiaries except under the circumstances described in Section 4.12;

                 (c) Decrease the Account of any Member or eliminate an optional form of payment;

                 (d) Increase substantially the duties or liabilities of the Trustee without its written consent; or

                 (e) Change the vesting schedule to one which would result in the nonforfeitable percentage of the Account derived from Employer Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Member being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan's vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Member's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Member with at least three years of Service may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to the amendment or the change. The election period shall begin no later than the date the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (1) 60 days after the date the amendment is adopted or deemed to be made, (2) 60 days after the date the amendment becomes effective, or (3) 60 days after the day the Member is issued written notice of the amendment.

                 Each Employer shall be deemed to have adopted any amendment made by the Sponsor unless the Employer notifies the Committee of its rejection in writing within 30 days after it receives a copy of the amendment. A rejection shall constitute a withdrawal from this Plan by that Employer unless the Sponsor acquiesces in the rejection.

               11.2 No benefit for any person who died, retired, became disabled or separated prior to the execution of an amendment shall be charged an amount or subject to adjustments provided in the Plan amendment. Instead, those persons who died, retired, became disabled or separated prior to the execution of an amendment shall be entitled to the benefit as adjusted from time to time as was provided by the Plan at the time the person first became entitled to his benefit unless the amendment specifically provides otherwise.

                 11.3     The Contributions of each Employer to this Plan are
                    intended to be:

                 (a) Deductible under the applicable provisions of the Code;

                 (b) Except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

                 (c) Except as otherwise prescribed by applicable law, exempt from withholding under the Code; and

                 (d) Excludable from any Employee's regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

                 The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.

               11.4 An Employer may withdraw from this Plan and its related Trust Fund if the Sponsor does not acquiesce in its rejection of an amendment or by giving written notice of its intent to withdraw to the Committee. The Committee shall then determine the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor Trustee or Trustees when it receives a designation of the successor from the withdrawing Employer.

                 A withdrawal shall not terminate the Plan and its related Trust Fund with respect to the withdrawing Employer, if the Employer either appoints a successor Trustee or Trustees and reaffirms this Plan and its related Trust Fund as its new and separate plan and trust intended to qualify under Section 401(a) of the Code, or establishes another plan and trust intended to qualify under Section 401(a) of the Code.

                 The determination of the Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and the successor Trustee or Trustees.

               11.5 The Sponsor may terminate this Plan and its related Trust Fund with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination. Any Employer may terminate this Plan and its related Trust Fund with respect to itself by executing and delivering to the Trustee a notice of termination, specifying the date of termination. Likewise, this Plan and its related Trust Fund shall automatically terminate with respect to any Employer if there is a general assignment by that Employer to or for the benefit of its creditors, or a liquidation or dissolution of that Employer without a successor. Upon the termination of this Plan as to an Employer, the Trustee shall distribute to each Member employed by the terminating Employer the amount certified by the Committee to be due the Member.

                 The Employer should apply to the Internal Revenue Service for a determination letter with respect to its termination, and the Trustee should not distribute the Trust Funds until a determination is received. However, should it decide that a distribution before receipt of the determination letter is necessary or appropriate it should retain sufficient assets to cover any tax that may become due upon that determination.

               11.6 Without regard to any other provision of this Plan, if there is a partial or total termination of this Plan or there is a complete discontinuance of the Employer's Contributions, each of the affected Members shall immediately become 100% vested in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and as to any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member's Account beginning with the Plan Year for which they were resumed.

               11.7 An Employer's participation in this Plan and its related Trust Fund shall not automatically terminate if it consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity, liquidates, or dissolves, if there is a successor organization. Instead, the successor may assume and continue this Plan and its related Trust Fund by executing a direction, entering into a contractual commitment or adopting a resolution providing for the continuance of the Plan and its related Trust Fund. Only upon the successor's rejection of this Plan and its related Trust Fund or its failure to respond to the Employer's, the Sponsor's or the Trustee's request that it affirm its assumption of this Plan within 90 days of the request shall this Plan automatically terminate. In that event the appropriate portion of the Trust Fund shall be distributed exclusively to the Members or their Beneficiaries as soon as possible. If there is a disposition to an unrelated entity of substantially all of the assets used by the Employer in a trade or business or a disposition by the Employer of its interest in a subsidiary, the Employer may make a lump sum distribution from the Plan if it continues the Plan after the disposition; but the distribution can only be made for those Members who continue employment with the acquiring entity.

               11.8 A Member may receive a distribution on account of termination of this Plan if the Employer does not establish or maintain a successor plan within the period ending 12 months after all assets are distributed from the Plan. A successor plan for this purpose is any other defined contribution plan maintained by the Employer except: (a) an employee stock ownership plan as defined in Sections 4975(e) or 409 of the Code, (b) a simplified employee pension plan as defined in Section 408(k) of the Code, or
(c) or a defined contribution plan in which fewer than 2% of the Members of this Plan were eligible to participate during the 24 month period beginning 12 months before the time of this Plan's termination.

                 Any distribution on account of the termination of this Plan, must be made only in the form of a lump sum payment or a Direct Rollover, as elected by the Member. Therefore, a Member's Account can only be distributed in the following events: (a) the Member's Account balance plus all prior Plan distributions to the Member is $3,500 or less, (b) a Member's Account balance plus all prior Plan distributions to the Member is more than $3,500 and the Member consents to an immediate distribution and elects either a lump sum payment or a Direct Rollover, or (c) a Member's Account balance plus all prior Plan distributions to the Member is more than $3,500 but the Plan is not subject to Section 412 of the Code, the Plan does not provide for an annuity option and neither the Employer nor any Affiliated Employer maintains any other defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e)(7)), in which event distribution can be made without the Member's consent in the form of a lump sum payment or a Direct Rollover, as elected by the Member. If a Member is given the opportunity but fails to make an election as to the form of distribution, he shall be deemed to have elected a lump sum distribution. Under the circumstances described in clause (c) of the last sentence, except that the Employer or an Affiliated Employer does maintain a defined contribution plan, other than an employee stock ownership plan (as defined in Section 4957(e)(7)), the Member's Account may be transferred without the Member's consent to the other plan.

                 If the distribution or transfer requirements set out above are not met, the Member's Account shall not be transferred or distributed because of the termination of this Plan. Instead, his Account must be maintained until some future date when he qualifies for a distribution under another provision of this Plan.

               11.9 All modes of distribution permitted by this Plan must be available for all distributions to Members upon termination of this Plan.

               11.10 Upon termination of the Plan, the benefit payable to each Highly Compensated Employee or former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

                                  ARTICLE XII

                                 MISCELLANEOUS


               12.1 The adoption and maintenance of this Plan and its related Trust Fund is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

               12.2 All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund. No Employer assumes any liability or responsibility to pay any benefit provided by the Plan.

               12.3 No principal or income payable or to become payable from the Trust Fund shall be subject: to anticipation or assignment by a Member or by a Beneficiary to attachment by, interference with, or control of any creditor of a Member or Beneficiary, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member or Beneficiary prior to its actual receipt by the Member or Beneficiary. An attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part of it, or any interest in it by a Member or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of this Trust Fund itself. The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member or Beneficiary of the Trust Fund, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member or Beneficiary for any cause whatsoever. These prohibitions against the alienation of a Member's Account shall not apply to qualified domestic relations orders or domestic relations orders entered prior to January 1, 1985.

               12.4 This Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

               12.5 If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

               12.6 Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.





                                    XII-1

               12.7 The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States. The Trustee or any Employer may at any time initiate a legal action or proceeding for the settlement of the account of the Trustee, or for the determination of any question or for instructions. The only necessary parties to that action or proceeding are the Trustee and the Employer concerned. However, any other person or persons may be included as parties defendant at the election of the Trustee and the Employer.

                 IN WITNESS WHEREOF, National-Oilwell has caused this Agreement to be executed in multiple counterparts, each of which shall be deemed to be an original, to be effective the 1st day of January, 1989.


                                           NATIONAL-OILWELL



                                           By  /s/ Paul M. Nation
                                             -----------------------------------
                                               Paul M. Nation
                                               Vice President

ATTEST:

/s/ Gerald L. Marx
-----------------------------------
Gerald L. Marx




                                    XII-2